SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 24, 2017

FASTFUNDS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-33053	87-0425514
(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 400, West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

(480) 275-6600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 24, 2017, the holder of the majority of shares of capital stock of FastFunds Financial Corporation, a Nevada corporation (the “Company”) eligible to vote, elected David Mersky as the sole Director of the Company.

David earned his Bachelor of Science in Marketing from the prestigious Stern School of Business at New York University. Upon graduation he was accepted to Brooklyn Law School, where he received his Juris Doctor degree. David practiced commercial litigation as a trial lawyer in the greater New York City area for 10 years prior to relocating to Arizona where he had an opportunity to explore the merchant services industry. He founded a national sales company offering payment services as a registered Independent Sales Organization of the major card brands. In addition to conventional payment processing, David expanded the business by adding other financial services products and forging strategic partnerships with other companies for cross-marketing. Eventually, David was able to combine his background in marketing, law and merchant services to form Time Jump Investments and provide a full stable of services for both brick-and-mortar merchants as well as online sellers. David brings his multi-faceted background and experience to the Company.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTFUNDS, INC.

Date: January 31, 2017	By:	/s/ David Mersky
David Mersky
Director